Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA • ASIA PACIFIC • EUROPE

VIA EDGAR

February 26, 2026

Victory Pioneer ILS Interval Fund

15935 La Cantera Parkway

San Antonio, Texas 78256

Post-Effective Amendment No. 8 – File Nos.: 333-225814; 811-22987

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 8 to the Registration Statement on Form N-2 of Victory Pioneer ILS Interval Fund (File No. 333-225814).

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.